Exhibit 99.1
Pixelworks Reports Third Quarter 2020 Financial Results
Executing on Strategic Growth Initiatives Despite Challenging Environment;
Mobile Revenue Increased Sequentially, Driven by Expanded Wins on Newly Launched Smartphones
SAN JOSE, Calif., October 29, 2020 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2020.
Third Quarter and Recent Highlights
•Mobile revenue grew more than 230% sequentially, driven by increased shipments in support of a growing number of smartphones launched by new and existing mobile OEM customers
•GAAP gross margin was 48.5% and non-GAAP gross margin was 55.6%, reflecting sustained progress on product cost reduction initiatives and a favorable product mix
•Combination of new and existing Mobile OEM customers launch three new phones incorporating Pixelworks advanced visual processing technology, the ASUS ZenFone 7 flagship 5G smartphone, the Coolpad Legacy Brisa and the OnePlus 8T smartphone
•Formally launched and secured initial design-ins for sixth-generation mobile visual processor, the first Pixelworks visual processor to leverage innovative, low-power Artificial Intelligence (AI) technology
•Entered into securities purchase agreement with MTM-Xinhe Investment Limited, a consortium of strategic investors in China, to enhance mobile strategy and customer base in China
•Appointed Dr. Alan Zhou as Executive VP, President of China in support of strategic and mobile growth initiatives in Asia
•Ended the third quarter with $16.8 million in cash, cash equivalents and short-term investments, with an additional $6.6 million in cash from the MTM-Xinhe private placement investment anticipated to close in November 2020.
“Although the overall environment has remained challenging, particularly in our Projector and Video Delivery markets, customers’ order patterns began to stabilize during the third quarter in conjunction with early indications of a bottom in end market demand. Our previous actions to aggressively contain costs have enabled us to minimize cash burn, as we’ve continued to focus on and advance our growth initiatives in Mobile and for our TrueCut platform solutions,” stated Todd DeBonis, President and CEO of Pixelworks.
“Our Mobile business returned to sequential growth in the quarter, as we continued to expand the number of year-to-date wins on smartphones launched by a growing list of mobile OEM customers. We have also maintained a very healthy pipeline of engagements comprised of next-generation programs with existing customers as well as programs with multiple new customers, including a second tier-one mobile OEM. Additionally, we recently hired Dr. Alan Zhou as Executive VP, President of China as part of our effort to strengthen the strategic position of our mobile business and expand the capabilities of Pixelworks operations in China.
“While we anticipate the recovery in our mature markets to be gradual, we remain well positioned with a compelling portfolio of visual processing solutions to capitalize on the dominant market trends in mobile, as OEMs increasingly push to incorporate 5G, HDR, higher frame rates and superior gaming performance across multiple tiers of smartphones.”
Third Quarter 2020 Financial Results
Revenue in the third quarter of 2020 was $8.2 million, compared to $9.3 million in the second quarter of 2020 and revenue of $18.1 million in the third quarter of 2019. The sequential and year-over-year decline in revenue reflected a combination of inventory corrections and the impact of the global pandemic on end market demand in the projector and video delivery market, partially offset by a sequential increase in shipments of visual processing solutions in the mobile market.
On a GAAP basis, gross profit margin in the third quarter of 2020 was 48.5%, compared to 54.6% in the second quarter of 2020 and 51.8% in the third quarter of 2019. Third quarter 2020 GAAP operating expenses were $12.1 million, compared to operating expenses of $11.5 million in the second quarter of 2020 and $11.8 million in the year-ago quarter.

For the third quarter of 2020, the Company recorded a GAAP net loss of $8.1 million, or ($0.20) per share, compared to a GAAP net loss of $6.6 million, or ($0.17) per share, in the second quarter of 2020 and a GAAP net loss of $2.3 million, or ($0.06) per share, in the year-ago quarter.
On a non-GAAP basis, third quarter 2020 gross profit margin was 55.6%, compared to 59.2% in the second quarter of 2020 and 53.9% in the year-ago quarter. Third quarter 2020 non-GAAP operating expenses were $8.9 million, compared to $9.3 million in the second quarter of 2020 and $10.3 million in the year-ago quarter.
For the third quarter of 2020, the Company recorded a non-GAAP net loss of $4.5 million, or ($0.11) per share, compared to a non-GAAP net loss of $3.9 million, or ($0.10) per share, in the second quarter of 2020 and a non-GAAP net loss of $0.5 million or ($0.01) per share, in the third quarter of 2019.
Adjusted EBITDA in the third quarter of 2020 was a negative $3.5 million, compared to a negative $2.9 million in the second quarter of 2020 and a positive $0.5 million in the year-ago quarter.
Cash, cash equivalents and short-term investments were $16.8 million in the current quarter versus $21.4 million in the second quarter of 2020.
Business Outlook
The Company’s current business outlook, including guidance for the fourth quarter of 2020, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, October 29, 2020, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 5276154. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Wednesday, November 4, 2020, and can be accessed by calling 1-855-859-2056 and using passcode 5276154.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue, net	$8,190	$9,253	$18,057	$31,217	$52,732
Cost of revenue (1)	4,214	4,204	8,710	15,417	25,537
Gross profit	3,976	5,049	9,347	15,800	27,195
Operating expenses:
Research and development (2)	6,062	6,314	6,458	18,643	19,294
Selling, general and administrative (3)	4,621	5,156	5,333	14,970	15,728
Restructuring	1,430	—	—	2,022	398
Total operating expenses	12,113	11,470	11,791	35,635	35,420
Loss from operations	(8,137)	(6,421)	(2,444)	(19,835)	(8,225)
Interest income (expense) and other, net	(28)	(24)	70	2	270
Gain on sale of patents	—	—	—	—	3,905
Total other income (expense), net	(28)	(24)	70	2	4,175
Loss before income taxes	(8,165)	(6,445)	(2,374)	(19,833)	(4,050)
Provision (benefit) for income taxes	(26)	107	(68)	257	571
Net loss	$(8,139)	$(6,552)	$(2,306)	$(20,090)	$(4,621)
Net loss per share - basic and diluted	$(0.20)	$(0.17)	$(0.06)	$(0.51)	$(0.12)
Weighted average shares outstanding - basic and diluted	40,766	39,444	38,086	39,697	37,677
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298	894	894
Restructuring	166	—	—	166	—
Stock-based compensation	117	127	89	345	267
Inventory step-up and backlog amortization	—	—	—	—	12
(2) Includes stock-based compensation	820	806	570	2,274	1,934
(3) Includes:
Stock-based compensation	913	1,310	839	3,296	2,651
Amortization of acquired intangible assets	76	76	76	228	236

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$3,976	$5,049	$9,347	$15,800	$27,195
Amortization of acquired intangible assets	298	298	298	894	894
Restructuring	166	—	—	166	—
Stock-based compensation	117	127	89	345	267
Inventory step-up and backlog amortization	—	—	—	—	12
Total reconciling items included in gross profit	581	425	387	1,405	1,173
Non-GAAP gross profit	$4,557	$5,474	$9,734	$17,205	$28,368
Non-GAAP gross profit margin	55.6%	59.2%	53.9%	55.1%	53.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,113	$11,470	$11,791	$35,635	$35,420
Reconciling item included in research and development:
Stock-based compensation	820	806	570	2,274	1,934
Reconciling items included in selling, general and administrative:
Stock-based compensation	913	1,310	839	3,296	2,651
Amortization of acquired intangible assets	76	76	76	228	236
Restructuring	1,430	—	—	2,022	398
Total reconciling items included in operating expenses	3,239	2,192	1,485	7,820	5,219
Non-GAAP operating expenses	$8,874	$9,278	$10,306	$27,815	$30,201
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(8,139)	$(6,552)	$(2,306)	$(20,090)	$(4,621)
Reconciling items included in gross profit	581	425	387	1,405	1,173
Reconciling items included in operating expenses	3,239	2,192	1,485	7,820	5,219
Reconciling items included in total other income, net	—	—	—	—	(3,905)
Tax effect of non-GAAP adjustments	(137)	18	(84)	(144)	49
Non-GAAP net loss	$(4,456)	$(3,917)	$(518)	$(11,009)	$(2,085)

Non-GAAP net loss per share - basic and diluted	$(0.11)	$(0.10)	$(0.01)	$(0.28)	$(0.06)

Non-GAAP weighted average shares outstanding - basic and diluted	40,766	39,444	38,086	39,697	37,677

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2020		2020		2019		2020		2019
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(0.20)	$(0.20)	$(0.17)	$(0.17)	$(0.06)	$(0.06)	$(0.51)	$(0.51)	$(0.12)	$(0.12)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.04	0.04	0.03	0.03
Reconciling items included in operating expenses	0.08	0.08	0.06	0.06	0.04	0.04	0.20	0.20	0.14	0.14
Reconciling items included in total other income, net	—	—	—	—	—	—	—	—	(0.10)	(0.10)
Tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—
Non-GAAP net loss	$(0.11)	$(0.11)	$(0.10)	$(0.10)	$(0.01)	$(0.01)	$(0.28)	$(0.28)	$(0.06)	$(0.06)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	48.5%	54.6%	51.8%	50.6%	51.6%
Amortization of acquired intangible assets	3.6	3.2	1.7	2.9	1.7
Restructuring	2.0	—	—	0.5	—
Stock-based compensation	1.4	1.4	0.5	1.1	0.5
Inventory step-up and backlog amortization	—	—	—	—	0.0
Total reconciling items included in gross profit	7.1	4.6	2.1	4.5	2.2
Non-GAAP gross profit margin	55.6%	59.2%	53.9%	55.1%	53.8%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(8,139)	$(6,552)	$(2,306)	$(20,090)	$(4,621)
Stock-based compensation	1,850	2,243	1,498	5,915	4,852
Restructuring	1,596	—	—	2,188	398
Amortization of acquired intangible assets	374	374	374	1,122	1,130
Tax effect of non-GAAP adjustments	(137)	18	(84)	(144)	49
Gain on sale of patents	—	—	—	—	(3,905)
Inventory step-up and backlog amortization	—	—	—	—	12
Non-GAAP net loss	$(4,456)	$(3,917)	$(518)	$(11,009)	$(2,085)
EBITDA adjustments:
Depreciation and amortization	$861	$871	$1,024	$2,754	$2,824
Non-GAAP interest expense (income) and other, net	28	24	(70)	(2)	(270)
Non-GAAP provision for income taxes	111	89	16	401	522
Adjusted EBITDA	$(3,456)	$(2,933)	$452	$(7,856)	$991

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$16,062	$7,257
Short-term marketable securities	735	6,975
Accounts receivable, net	5,417	10,915
Inventories	3,895	5,401
Prepaid expenses and other current assets	1,685	1,689
Total current assets	27,794	32,237
Property and equipment, net	5,631	4,608
Operating lease right of use assets	6,943	5,434
Other assets, net	1,187	1,267
Acquired intangible assets, net	1,581	2,704
Goodwill	18,407	18,407
Total assets	$61,543	$64,657
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$687	$818
Accrued liabilities and current portion of long-term liabilities	9,649	8,692
Short-term line of credit	3,954	—
Current portion of income taxes payable	5	164
Total current liabilities	14,295	9,674
Long-term liabilities, net of current portion	1,982	982
Operating lease liabilities, net of current portion	5,304	4,212
Income taxes payable, net of current portion	2,368	2,260
Total liabilities	23,949	17,128
Shareholders’ equity	37,594	47,529
Total liabilities and shareholders’ equity	$61,543	$64,657

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com